UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2025

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive Plano, TX 75024
(Address of principal executive offices, including zip code)

(469) 486-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective September 30, 2025, James Schofield resigned from his role as Group Vice President and Chief Financial Officer of Toyota Motor Credit Corporation (the “Company” or “TMCC”), in connection with his appointment as President of Toyota Financial Savings Bank (“TFSB”).

The Board of Directors of TMCC has appointed Tellis Bethel, as Group Vice President and Chief Financial Officer. Mr. Bethel, 49, has served as Chief Executive Officer and President of TFSB since August 2024 and will continue to serve as Chief Executive Officer of TFSB. Mr. Bethel served as Group Vice President and Chief Social Innovation Officer for Toyota Motor North America from June 2022 to August 2024. Prior to that, Mr. Bethel was Vice President of Voluntary Protection Products for TMCC from January 2021 to June 2022. Mr. Bethel served as General Manager of Finance and Business Analytics of TMCC from April 2019 to January 2021, where he was responsible for finance functions and analytics for sales and marketing. Mr. Bethel joined TMCC in 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: September 30, 2025	By	/s/ Ellen L. Farrell
Ellen L. Farrell
Group Vice President, Chief Legal, Compliance and Administrative Officer, and Secretary